UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

Fiesta Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 702-9300

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	FRGI	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 23, 2020 (the “Effective Date”), Fiesta Restaurant Group, Inc. (the “Company”) entered into a (i) Credit Agreement (the “Credit Agreement”) among the Company, as borrower, the lenders from time to time party thereto (the “Lenders”) and Fortress Credit Corp. (the “Agent”), as administrative agent, collateral agent and a Lender, (ii) Security Agreement (the “Security Agreement”) among the Company, certain direct and indirect subsidiaries of the Company (the “Guarantors”), as guarantors, and the Agent, and (iii) Guarantee Agreement among the Guarantors and the Agent, each as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01. Pursuant to the Security Agreement, the Company and the Guarantors pledged and granted to the Agent for the benefit of the Agent and the Lenders, a lien on and security interest in all of the right, title and interest in substantially all of the assets of the Company and the Guarantors, subject to certain exceptions specified therein. In addition, under the Security Agreement all of the outstanding capital stock of the Guarantors was pledged as security to the Agent for the benefit of the Agent and the Lenders.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On November 23, 2020, the Company terminated the (i) Credit Agreement (the “Initial Prior Credit Agreement”) dated as of November 30, 2017 among the Company, the Guarantors, JPMorgan Chase Bank, N.A. (the “Prior Administrative Agent”), as administrative agent and as a lender and the other lenders party thereto, as amended by the First Amendment to Credit Agreement (the “First Amendment”) dated as of March 9, 2018 among the Company, the Guarantors, the Prior Administrative Agent and the lenders party thereto and the Second Amendment to Credit Agreement (the “Second Amendment” and together with the Initial Prior Credit Agreement and the First Amendment, the “Prior Credit Agreement”) dated as of July 10, 2020 among the Company, the Guarantors, the Prior Administrative Agent and the lenders party thereto and (ii) First Amended and Restated Security Agreement (the “Prior Security Agreement”) dated as of July 10, 2020 among the Company, the Guarantors and the Prior Administrative Agent. The Prior Credit Agreement and the Prior Security Agreement are described in Item 1.01 and Item 2.03 of the Company’s Current Report on Form 8-K filed on July 16, 2020, which description is incorporated by reference into this Item 1.02.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 23, 2020, the Company and the Guarantors entered into the Credit Agreement. The Credit Agreement provides for a term loan facility (“Term Loan”) of $75.0 million and a revolving credit facility (“Revolving Loan”) of up to $10.0 million (the “Revolving Committed Amount”). The Credit Agreement also provides that the Company has the right from time to time during the term of the Credit Agreement to request the Lenders (although they are under no obligation to make any such loans) or other potential lenders for incremental term loan borrowing increases of up to $37.5 million in the aggregate, subject to, among other items, compliance with a Total Leverage Ratio not to exceed 2.50 to 1.00 and other terms specified in the Credit Agreement. The Credit Agreement matures on November 23, 2025. The Company borrowed $75.0 million in Term Loan borrowings, subject to an original issue discount, on the Effective Date. The Company used and will use Term Loan borrowings under the Credit Agreement (i) to repay outstanding revolving credit borrowings and accrued interest under the Prior Credit Agreement, (ii) to pay related fees and expenses in connection with the Credit Agreement and the refinancing of the Prior Credit Agreement and (iii) for working capital and general corporate purposes. The Company will use Revolving Loan borrowings under the Credit Agreement for working capital and general corporate purposes. Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

Term Loan and Revolving Loan borrowings under the Credit Agreement will bear interest at a rate per annum, at the Company’s option, of (a) for Base Rate Loans, the Base Rate plus the Applicable Margin of 6.75% or (b) for LIBOR Loans, LIBOR plus the Applicable Margin of 7.75%. The Company will be subject to a commitment fee of 0.50% per annum on the daily amount of the undrawn portion of the Revolving Committed Amount.

The Credit Agreement provides that the Company must maintain minimum Liquidity of $20 million beginning on the Effective Date and until January 3, 2022 (the “Liquidity Threshold”). The Credit Agreement also provides that the Company is required to be in compliance with a Total Leverage Ratio of (x) not to exceed 3.50 to 1.00 beginning on the date that is the earlier of (i) January 3, 2022 or (ii) the date on which Liquidity is less than the Liquidity Threshold and (y) not to exceed 3.00 to 1.00 from and after July 3, 2023. Under the Credit Agreement, the Company will be permitted to exercise equity cure rights (“Specified Equity Contribution”) with respect to compliance with the Total Leverage Ratio during the ten Business Day period following the date that financial statements for a fiscal quarter are required to be delivered under the Credit Agreement by the Company for such fiscal quarter provided that, among other items, (i) the equity raised is from the issuance of common or preferred Equity Interests of the Company, (ii) no Lender shall be required to make any extension of credit during the ten Business Day period referred to above unless the Company has received the proceeds of such Specified Equity Contribution or all such Defaults and Potential Defaults shall have been waived in accordance with the terms of the Credit Agreement, (iii) (a) in each consecutive four fiscal quarter period there will be at least two fiscal quarters in which no Specified Equity Contribution is made, (b) Specified Equity Contributions may not be made in consecutive fiscal quarters, and (c) there shall be no more than four Specified Equity Contributions made in the aggregate after the Effective Date, (iv) the amount of any Specified Equity Contribution will be no greater than the amount required to cause the Company and its Subsidiaries to be in compliance with the Total Leverage Ratio and (v) all Specified Equity Contributions (a) will be disregarded for all other purposes, including the calculation of EBITDA for the purpose of calculating basket levels, pricing and other items governed by reference to EBITDA and (b) will be in readily available funds.

The outstanding Revolving Loan borrowings under the Credit Agreement are voluntarily prepayable by the Company without penalty or premium (other than customary breakage costs). The outstanding Term Loan borrowings under the Credit Agreement are voluntarily prepayable by the Company, provided, that each of the following shall require a mandatory prepayment of outstanding Term Loan borrowings by the Company as follows: (i) 100% of any cash Net Proceeds in excess of $2 million individually or in the aggregate over the term of the Credit Agreement in respect of any Casualty Event affecting Collateral provided that the Company shall be permitted to reinvest such Net Proceeds in accordance with the Credit Agreement, (ii) 100% of any Net Proceeds of a Specified Equity Contribution, (iii) 100% of any cash Net Proceeds from the issuance of Debt issued by the Company or its Subsidiaries other than Permitted Debt, (iv) 100% of any Net Proceeds from the Disposition of certain assets individually, or in the aggregate, in excess of $2 million in any fiscal year provided that the Company shall be permitted to reinvest such Net Proceeds in accordance with the Credit Agreement and (v) beginning with the fiscal year ending January 2, 2022, an amount equal to the Excess Cash Flow in accordance with the Credit Agreement. Voluntary prepayments of Term Loan borrowings, mandatory prepayments of Term Loan borrowings pursuant to items (i)-(iv) above and certain other events specified in the Credit Agreement are subject to payment of an Applicable Premium as follows (i) during the period from the Effective Date up to and including the date that is the first anniversary of the Effective Date, three percent (3%) of the Term Loan principal amount prepaid, (ii) during the period from the date immediately following the first anniversary of Effective Date up to and including the date that is the second anniversary of the Effective Date, two percent (2%) of the Term Loan principal amount prepaid, (iii) during the period from the date immediately following the second anniversary of Effective Date up to and including the date that is the third anniversary of the Effective Date, one percent (1%) of the Term Loan principal amount prepaid (iv) following the third anniversary of the Effective Date, zero percent (0%) of the Term Loan principal amount prepaid.

The Credit Agreement contains certain covenants, including, without limitation, those limiting Company’s and the Guarantors’ ability to, among other things, incur indebtedness, incur liens, sell or acquire assets or businesses, change the character of its business in any material respects, engage in transactions with related parties, make certain investments, make certain restricted payments or pay dividends.

The Company’s obligations under the Credit Agreement are secured by all of the assets of the Company and the Guarantors (including a pledge of all of the capital stock and equity interests of the Guarantors) pursuant to the Security Agreement.

Under the Credit Agreement, the Lenders may terminate their obligation to advance and may declare the unpaid balance of borrowings, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include, without limitation, payment default, covenant defaults, bankruptcy type defaults, defaults on other indebtedness, certain judgments or upon the occurrence of a change of control (as specified therein).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, the Security Agreement and the Guarantee Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Credit Agreement dated as of November 23, 2020 among Fiesta Restaurant Group, Inc. Fortress Credit Corp., as administrative agent and collateral agent, and the lenders party thereto.

10.2	Security Agreement dated as of November 23, 2020 among Fiesta Restaurant Group, Inc., the guarantors named therein and Fortress Credit Corp., as administrative agent and collateral agent.

10.3	Guarantee Agreement dated as of November 23, 2020 among the guarantors named therein and Fortress Credit Corp., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2020

FIESTA RESTAURANT GROUP, INC.

By:	/s/ Dirk Montgomery
Name:	Dirk Montgomery
Senior Vice President, Chief Financial Officer and Treasurer

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